UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2008

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As reported in the Current Report on Form 8-K filed on March 19, 2008, Getty Images, Inc. (the company, we) entered into a First Amendment (the First Amendment) to our senior unsecured revolving credit facility (the Facility), entered into as of March 19, 2007, with U.S. Bank National Association as Administrative Agent and Sole Lead Arranger. A description of the Facility is contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2007 and is incorporated by reference into this Item 2.03.

The First Amendment extended the Facility for 90 days beyond its original expiration date, with an option available to the company to extend further through October 3, 2008. The First Amendment also provided for an increase in the size of the Facility by an additional $150.0 million if requested by the company between June 3, 2008 and June 18, 2008, subject to certain conditions set forth in the First Amendment, bringing the total borrowing capacity to $350.0 million.

On June 4, 2008, the company entered into a Second Amendment (the Second Amendment) to the Facility, exercising our rights provided by the First Amendment to extend the Facility through October 3, 2008 and to increase the size of the Facility by $65.0 million, bringing the total borrowing capacity to $265.0 million. We currently intend to draw down funds under the Facility to fund, at least in part, the repayment of our Convertible Subordinated Debentures in the event the holders of all or a substantial portion of the Convertible Subordinated Debentures exercise their right to require the company to repurchase such Convertible Subordinated Debentures for 100% of the principal amount thereof, plus accrued but unpaid interest, on June 9, 2008, in accordance with the terms of the Convertible Subordinated Debentures.

This summary of the Second Amendment is qualified in its entirety by reference to the Second Amendment, which is attached hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of June 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ JOHN LAPHAM
John Lapham
Senior Vice President and General Counsel

Date: June 4, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of June 4, 2008